EXHIBITS TO BE FILED BY EDGAR



Exhibits



               (12) Statements Showing Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Based on SEC Regulation S-K, Item 503

                      A - GPU, Inc. and Subsidiary Companies
                      B - JCP&L
                      C - Met-Ed
                      D - Penelec

               (27)   Financial Data Schedules

                          A - GPU, Inc. and Subsidiary Companies
                          B - JCP&L
                          C - Met-Ed
                          D - Penelec